UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
 ------------------------------
FORM 8-K
------------------------------
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): February 17, 2021
 ------------------------------
FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)
 ------------------------------

Montana		001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street
Billings,	MT		59116-0918
(Address of principal executive offices)			(zip code)

(406)	255-5390
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* * * * *
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A common stock, no par value	FIBK	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
* * * * *

Item 5.02 (d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 17, 2021, the First Interstate BancSystem, Inc. (the “Registrant”) Board of Directors, based on the recommendation of the Registrant’s Governance and Nominating Committee and other factors, appointed, effective immediately, each of Ms. Joyce A. Phillips and Mr. Stephen B. Bowman to fill the two vacancies on the Registrant’s Board of Directors.

For more than 25 years, Ms. Phillips has led significant businesses, including retail banking, credit cards, insurance, and wealth management. Ms. Phillips is Founder & Chief Executive Officer of EqualFuture Corp., a FinTech startup based in San Francisco that delivers affordable personal financial wellness via a SaaS model to individuals and businesses. Prior executive roles include Group Managing Director of Mergers and Acquisitions, Chief Marketing and Innovation Officer, and Chief Executive Officer of Australia and New Zealand Banking Group Limited’s (ANZ) Global Wealth Division. Prior to joining ANZ, Ms. Phillips was President and Chief Operating Officer at American Life Insurance Company, a global subsidiary of American International Group, Inc. Ms. Philips previously held senior executive roles for Citigroup, including Head of International Retail Banking. In that role she was responsible for strengthening product and distribution in 42 countries. Ms. Phillips is currently serving on the Board of the Western Union Company (NYSE: WU) and on the Board of Girls Inc. NYC, a non-for-profit board dedicated to empowering young women in underserved communities. Ms. Phillips was included in the U.S. Banker “5 Most Powerful Women in Banking and Finance” list multiple years and named one of the Top 100 Fintech leaders in Asia. Ms. Phillips holds an MBA from the Stern School of Business at New York University.

Mr. Bowman served as Chief Financial Officer, or CFO, of The Northern Trust Corporation from 2014 until his retirement in 2020. As CFO, Bowman was responsible for the Company’s Global Finance function, including Controller’s group, Financial Planning and Analysis, Tax, Investor Relations, Treasury, Capital Adequacy, Business Unit Finance, Corporate Real Estate, Procurement, Fee Billing, and Finance Technology. Prior to his CFO role, Mr. Bowman served in various leadership positions at The Northern Trust Corporation, including Chief Human Resources Officer and CEO of Northern Trust’s European region and North American region. Mr. Bowman is a National Trustee of Miami University and serves as the Chair of the Investment Subcommittee. Mr. Bowman also serves as Board Chair for Glenwood Academy. Mr. Bowman is a graduate of Miami University and earned an MBA from DePaul University.

Each of Ms. Phillips and Mr. Bowman will participate in the Registrant’s standard non-management director compensation arrangements while serving on the Board of Directors. Under these arrangements, each of them will receive a pro-rated portion of the standard $85,000 annual retainer for service on the Registrant’s Board of Directors through the upcoming annual shareholder meeting date. Each of them may elect to receive approximately 53% of annual retainer, including the pro-rated annual retainer amount, in the form of Class A common stock and approximately 47% of the annual retainer, including the pro-rated annual retainer amount, in the form of cash. The Registrant’s Board of Directors intends to determine following the upcoming annual meeting which committees of the Board of Directors, if any, to which each of the new directors may be appointed. The Registrant believes that each new director’s business experience makes her or him qualified to be a member of its Board of Directors.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 17, 2021

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ KEVIN P. RILEY
Kevin P. Riley
President and Chief Executive Officer